UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2025

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On November 19, 2025, the Board of Directors (the “Board”) of Noodles & Company (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the entry into retention bonus agreements with the Company’s executive officers, payable only upon a Change in Control (as defined below), not including any refinancing of the Company's debt or any other capital raising transaction that does not result in a Change of Control, all of which are being considered as part of the process of evaluating strategic alternatives. The agreements represent an incentive for continued service to the Company and support of the Company’s continued review of strategic alternatives to explore ways to maximize stockholder value (the “Retention Bonus”). Any Retention Bonus would be payable only upon completion of a Change in Control and if the executive either (i) remains employed by the Company for 90 days after closing or (ii) is terminated without cause within 30 days prior to or 90 days after closing.

Payment of the Retention Bonus is further conditioned upon the executive’s compliance with restrictive covenants, including confidentiality obligations, and the recipient’s good faith cooperation in the Company’s efforts leading to the consummation of a potential transaction resulting in a Change in Control. The right to any Retention Bonus will expire on December 31, 2026 if a Change in Control has not occurred on or prior to such date.

A “Change in Control” means: (i) during any 12-month period, the members of the Board (the “Incumbent Directors”) cease to constitute at least a majority of the Board, provided that any director elected or nominated by a majority of then Incumbent Directors will be considered an Incumbent Director, other than through an actual or threatened election or proxy contest; (ii) the acquisition or ownership by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding voting securities (other than an additional acquisition of the Company’s Class A Common Stock ("Common Stock") by any person that owns more than 10% of the Common Stock as of the date of the agreement); (iii) the merger, consolidation or other similar transaction of the Company, as a result of which the stockholders of the Company immediately prior thereto do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the voting securities of the merged, consolidated or other surviving company; or (iv) the sale of all or substantially all of the assets of the Company to a party or parties who are not, immediately prior to such sale, affiliates of the Company.

The Retention Bonus amounts are payable if the Change in Control occurs and other conditions to payment are met are as follows: (a) President and Chief Executive Officer, Joseph Christina, an amount equal to 100% of his current base salary; (b) Chief Financial Officer, Michael Hynes, an amount equal to 75% of his current base salary; (c) EVP, Technology, Corey Kline, an amount equal to 50% of his current base salary; and (d) Chief Accounting Officer, Kathy Lockhart, an amount equal to 50% of her current base salary.

There can be no assurance as to the availability, suitability, structure, terms, and timing of any strategic transaction resulting from the strategic review and whether any such transaction will be completed, the impact of any such strategic transaction on the Company or whether the strategic benefits of any such strategic transaction can be achieved.

The Retention Bonus terms are set forth in a letter agreement entered into with each executive listed above, the form of which will be filed with the Company’s Form 10-K for the fiscal year ending December 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: November 21, 2025	By:	/s/ Mike Hynes
	Name:	Mike Hynes
	Title:	Chief Financial Officer